UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2015

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-4700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 20, 2014, Southwestern Energy Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein (the “Underwriters”), with respect to the purchase and sale of $350,000,000 aggregate principal amount of 3.300% notes due 2018 (the 2018 Notes), $850,000,000 aggregate principal amount of 4.050% notes due 2020 (the “2020 Notes”) and $1,000,000,000 aggregate principal amount of 4.950% notes due 2025 (the “2025 Notes” and, together with the 2018 Notes and the 2020 Notes, the “Notes”). The Notes sold pursuant to the Underwriting Agreement were registered under the Company’s registration statement on Form S-3 (File No. 333-184882), as amended on January 12, 2015. The closing of the sale of the Notes occurred on January 23, 2015. The net proceeds from the offering, after deducting the underwriting discount and estimated offering expenses, were approximately $2,179 million. The proceeds from the offering were used to repay all principal and interest remaining outstanding under the Company’s $4,500 million 364-day bridge term loan facility and will be used to repay a portion of amounts outstanding under the Company’s revolving credit facility.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities.

The foregoing summary of the material terms of the Underwriting Agreement and the transaction contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Underwriters and their affiliates have provided and in the future may continue to provide various financial advisory, cash management, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The terms of the Notes are governed by the Indenture (the “Base Indenture”), dated as of January 23, 2015, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated January 23, 2015, between the Company and the Trustee. The Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior debt (including the Company’s existing senior notes and the Company’s revolving credit facility); rank senior to all of the Company’s existing and future subordinated debt; be effectively subordinated to any future secured obligations to the extent of the value of the assets securing such obligations; and be structurally subordinated to all debt and other obligations of the Company’s existing or future non-guarantor subsidiaries.

The Indenture contains covenants that, among other things, restrict the ability of the Company to incur certain liens, to engage in sale and leaseback transactions and to merge, consolidate or sell assets. If the Company redeems the 2018 Notes before January 23, 2018, or the 2020 Notes before December 23, 2019 , or the 2025 Notes before October 23, 2024, such Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes to be redeemed then outstanding; and (2) the make-whole amount as determined by an independent investment banker, plus, in either of such cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed. If the Company redeems the 2020 Notes on or after December 23, 2019, or the 2025 Notes on or after October 23, 2024, the redemption price will equal 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the redemption date.

In addition, if a “change of control event” occurs, Note holders will have the option to require the Company to purchase all or any portion of the Notes at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the change of control date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the forms of the Notes, each of which is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively.

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

On January 23, 2015, the Company issued a press release announcing the closing of its Notes offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 20, 2015, between Southwestern Energy Company and, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein

4.1	Indenture, dated as of January 23, 2015 between Southwestern Energy Company and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of January 23, 2015 between Southwestern Energy Company and U.S. Bank National Association, as trustee

4.3	Form of 3.300% Notes due 2018 (included in Exhibit 4.2)

4.4	Form of 4.050% Notes due 2020 (included in Exhibit 4.2)

4.5	Form of 4.095% Notes due 2025 (included in Exhibit 4.2)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release of Southwestern Energy Company, dated January 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: January 23, 2015	By:	/s/ R. Craig Owen
Name: R. Craig Owen
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 20, 2015, between Southwestern Energy Company and, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein

4.1	Indenture, dated as of January 23, 2015 between Southwestern Energy Company and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of January 23, 2015 between Southwestern Energy Company and U.S. Bank National Association, as trustee

4.3	Form of 3.300% Notes due 2018 (included in Exhibit 4.2)

4.4	Form of 4.050% Notes due 2020 (included in Exhibit 4.2)

4.5	Form of 4.095% Notes due 2025 (included in Exhibit 4.2)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release of Southwestern Energy Company, dated January 23, 2015